UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 26, 2006
Live Nation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32601	20-3247759
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9348 Civic Center Drive	90210
Beverly Hills, CA	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 867-7000
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Lockup and Registration Rights Agreement
Stock Purchase Agreement
Securityholders Agreement
Services Agreement
Credit Agreement

Item 1.01 Entry into a Material Definitive Agreement.
     The information contained in Items 3.02 and 5.02 are incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     Purchase Agreement/Issuance of Shares
     On May 26, 2006, Live Nation, Inc., a Delaware corporation (“Live Nation”), and SFX Entertainment, Inc., a Delaware corporation and a wholly-owned subsidiary of Live Nation (“SFX”), entered into and consummated a Stock Purchase Agreement (the “Purchase Agreement”) with SAMCO Investments Ltd., a Turks and Caicos company, Concert Productions International Inc., a Barbados IBC corporation (“Concert Productions”), CPI Entertainment Rights, Inc., a Barbados corporation (“CPI Entertainment”), and the other parties named therein (collectively, the “Sellers”) and Michael Cohl, as the Sellers’ representative (“Cohl”), pursuant to which SFX acquired (the “Transaction”) (i) 50.1% of the issued and outstanding capital stock of CPI International Touring Inc., a Barbados IBC corporation (“Touring Row”), and CPI Touring (USA), Inc., a Delaware corporation (“Touring USA”); (ii) 50.0% of the issued and outstanding capital stock of CPI Entertainment Content (2005), Inc., a Delaware corporation (“Grand 2005”), and CPI Entertainment Content (2006), Inc., a Delaware corporation (“Grand 2006”); and (iii) 50.0% equity interest in Grand Entertainment (ROW), LLC, a Delaware limited liability company (“Grand Row”) (collectively, the “CPI Interests”). The aggregate purchase price (the “Purchase Price”) of the CPI Interests was $8,000,000 in cash and 1,679,373 shares of Live Nation’s common stock, $.01 par value (the “Restricted Shares”). Touring Row and Touring USA are sometimes collectively referred to herein as the “Touring Companies,” Grand 2005, Grand 2006 and Grand Row are sometimes collectively referred to herein as the “Non-Touring Companies,” and the Touring Companies and the Non-Touring Companies are sometimes collectively referred to herein as the “CPI Entities.”
     The CPI Entities are engaged in the business of (i) promoting music concert tours; (ii) acquiring and exploiting intellectual property rights in connection with live entertainment performances, such as DVD rights, merchandise rights, manuscript rights and film rights; and (iii) producing live theatrical shows and other live projects (other than music concert tours) (collectively, the “Business”).
     Under the terms of the Purchase Agreement, SFX has a put option to require the Sellers to repurchase the CPI Interests for the Purchase Price. This put option may be exercised by SFX at its sole discretion on or before November 30, 2006.

     The Restricted Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued in reliance upon the exemptions from registration provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The Purchase Agreement contained representations from the Sellers to support Live Nation’s reasonable belief that the Sellers had access to information concerning its operations and financial condition, that the Sellers acquired the Restricted Shares for their own respective accounts and not with a view to the distribution thereof, and that each of the Sellers is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.
     The description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.
     Cautionary Statement
     The Purchase Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of each of the parties thereto. The assertions embodied in those representations and warranties are qualified by information in disclosure schedules that the parties delivered in connection with the execution of the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, or for any other purpose, at the time they were made or otherwise.
     Lockup and Registration Rights Agreement
     In connection with the Transaction, Live Nation and the Sellers entered into a Lockup and Registration Rights Agreement (the “Lockup and Registration Rights Agreement”) on May 26, 2006 setting forth certain obligations and restrictions of the parties thereto with respect to the Restricted Shares.
     Under the terms of the Lockup and Registration Rights Agreement, if Live Nation proposes to register any shares of its common stock pursuant to an underwritten public offering prior to May 26, 2011, then Live Nation will also provide the Sellers the opportunity to have all or a portion of the Restricted Shares registered, subject to certain conditions and restrictions described in the Lockup and Registration Rights Agreement. Notwithstanding the foregoing, the Sellers may not require Live Nation to register any of their Restricted Shares that are then subject to the lockup provisions described below.
     Pursuant to the Lockup and Registration Rights Agreement, the Sellers agree, subject to certain conditions, to the following restrictions with respect to their ability to dispose of the Restricted Shares: (i) from the first anniversary of the closing of the Transaction to the day before the second anniversary of the closing of the Transaction, each Seller may dispose of up to 20% of its Restricted Shares; (ii) from the second anniversary of the closing of the Transaction to the day before the third anniversary of the closing of the Transaction, each Seller may dispose of up to 50% of its Restricted Shares (less any such Restricted Shares already disposed of pursuant to clause (i) above); (iii) from the date of the closing of the Transaction to the day before the third anniversary of the closing of the Transaction, each Seller may dispose of additional Restricted Shares subject to the market price of Live Nation’s common stock reaching certain levels; (iv) from the third anniversary of the closing of the Transaction to the day before the fourth anniversary of the closing of the Transaction, each Seller may dispose of up to 80% of its Restricted Shares (less any such Restricted Shares already disposed of pursuant to clauses (i), (ii) or (iii) above); and (v) from and after the fourth anniversary of the closing of the Transaction, each Seller may dispose of any and all of its remaining Restricted Shares.
     Notwithstanding the foregoing restrictions, the Sellers are permitted to transfer all or a portion of their Restricted Shares (i) to certain Permitted Transferees (as defined in the Lockup and Registration Rights Agreement), (ii) in connection with an Acquisition Transaction (as defined in the Lockup and Registration Rights Agreement), and (iii) upon the prior written consent of Live Nation.
     The description of the Lockup and Registration Rights Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Lockup and Registration Rights Agreement, a copy of which is attached to this report as Exhibit 4.1, and incorporated by reference herein.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     Election of Director
     The Purchase Agreement provides Cohl with a contractual right, subject to approval by Live Nation’s Board of Directors (the “Board”), to be appointed to the Board as a Class I director. Pursuant to this requirement, on May 26, 2006, the Board increased the size of the Board from nine to 10 directors, and elected Cohl as a Class I director to fill the resulting vacancy. Subject to the Board’s fiduciary duties, the Purchase Agreement also requires Live Nation to include Cohl on the slate of director nominees at the 2007 Annual Meeting of Stockholders; provided, that, at the time such slate is designated, Cohl remains an executive officer of the CPI Entities and Live Nation retains its ownership interests in the CPI Entities. If elected by the stockholders at that time, Cohl would serve a subsequent three year term. Cohl has not been appointed to any Board committees, nor is he expected to be so appointed at this time.
     Cohl has over 36 years of experience in the entertainment business, including music, sports, theater, film and television. He founded Concert Productions in 1973 and has since overseen tours and related ancillary businesses for more than 150 artists, including Frank Sinatra, Michael Jackson, Prince, Stevie Wonder, Pink Floyd, Crosby Stills Nash and Young, and U2. In addition to the dozens of television specials he has produced, he created and produced the World Professional Skating Championships for ABC TV’s “Wide World of Sports” and numerous concert film projects including FOUR FLICKS by the Rolling Stones.

     The description set forth above regarding the arrangement between Cohl and Live Nation pursuant to which he was appointed, and may be thereafter placed on the slate of director nominees to the Board does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this report as Exhibit 10.1 and incorporated by reference herein.
     Certain Relationships and Related Transactions
     Consideration Received by Cohl in the Transaction and Cohl’s Interests in the CPI Entities following the Transaction
     Pursuant to the terms of the Purchase Agreement, Concert Productions and CPI Entertainment sold to SFX an aggregate 50.0% ownership interest in each of the Non-Touring Companies. Cohl owns a 72.37% direct interest in Concert Productions, which, in turn, owns 100% of CPI Entertainment. Consequently, through his ownership interest in Concert Productions, Cohl indirectly received consideration in this sale of (i) $72,370 in cash, and (ii) 54,419 Restricted Shares.
     Following the Transaction, Cohl retains an approximate 36.2% indirect interest in each of the Non-Touring Companies, through his ownership interest in Concert Productions, but does not hold any ownership interest in the Touring Companies. However, pursuant to the terms of a Securityholders Agreement (the “Securityholders Agreement”), dated May 26, 2006, by and among Live Nation, SFX, the Sellers, Cohl, and the CPI Entities, Cohl currently serves as the “CPI Representative” (as defined in the Securityholders Agreement) and holds an irrevocable proxy for all of the voting interests of the CPI Entities, other than the voting interests held by SFX. As the CPI Representative, Cohl exercises sole voting power with respect to 50.0% of the voting interests of the Non-Touring Companies and 49.9% of the voting interests of the Touring Companies. SFX holds the remaining voting interests of these companies.
     Securityholders Agreement
     The Securityholders Agreement provides further rights and obligations of the parties thereto with respect to their interests in, and the operations of, the CPI Entities. Under the terms of the Securityholders Agreement, (i) Concert Productions and CPI Entertainment are entitled to an annual management fee for certain office and administrative expenses they incur on behalf of Cohl and the CPI Entities, which was set at $200,000 for the 2006 fiscal year and is payable by the CPI Entities; (ii) upon achieving their budgeted consolidated pre-tax net income for any year, the CPI Entities are required to fund an annual bonus pool equal to 10% of the actual consolidated pre-tax net income of the CPI Entities, which is payable to Cohl and the other employees of the CPI Entities in such amounts as determined by their Boards of Directors (after giving due consideration to the recommendation of Cohl); (iii) to the extent permitted by applicable law, the CPI Entities are required to annually distribute their consolidated net income (subject to certain timing adjustments) to their securityholders; and (iv) Live Nation is required to provide certain tour management and other support services to the Touring Companies without additional consideration other than (x) reimbursement of incremental costs incurred by Live Nation and (y) a 15% finders fee for sponsorship services provided by Live Nation to the Touring Companies.

     Additionally, upon the occurrence of a Trigger Event (as defined below), Cohl has the right to purchase a 0.1% interest in each of the Touring Companies, thereby reducing SFX’s interest in the Touring Companies from 50.1% to 50.0%. If Cohl exercises such right, he will have the right to nominate an additional member to each of the Touring Companies’ Board of Directors. Pursuant to the Securityholders Agreement, a “Trigger Event” includes, among others, any action by the Touring Companies’ Boards of Directors that materially limits or restricts the CPI Entities’ ability to seek or pursue global touring rights for any music concert, that materially reduces the budgeted fixed costs of any CPI Entity (and such reduction can not be reasonably justified in light of prevailing business circumstances) or disapproves the acquisition of certain global music touring rights. Upon Cohl exercising this purchase right, Live Nation has the right (the “Forced Sale Right”) to require all of the assets or equity interests of the CPI Entities to be sold pursuant to certain procedures set forth in the Securityholders Agreement. If Live Nation exercises the Forced Sale Right, then Cohl, on behalf of the Sellers, will have a right to match the final terms upon which the assets or equity interests of the CPI Entities are proposed to be sold by Live Nation.
     Except through the CPI Entities, Live Nation may not pursue any project relating to the Business that Cohl or any other employee of the CPI Entities originated. Additionally, Live Nation must provide the Non-Touring Companies the first and exclusive right to manage the Phantom-Vegas and Cirque Arena tour projects on mutually agreeable terms. If mutually agreeable terms are not reached, then Live Nation may not engage a third party to manage the Phantom-Vegas and Cirque Arena tour projects without first offering the Non-Touring Companies a matching right to manage the projects.
     The Securityholders Agreement also sets forth provisions governing the treatment of rebates and other similar payments received by Live Nation, provides Cohl certain indemnification rights with respect to personal guarantees he previously made, restricts the transferability of equity interests in the CPI Entities, provides for the make-up of the CPI Entities’ Boards of Directors (including Cohl’s right to appoint directors), provides Cohl the exclusive right to approve certain corporate actions of the Touring Companies, and sets forth provisions governing the forced sale of the CPI Entities upon the occurrence of certain events.
     Services Agreement
     On May 26, 2006, KSC Consulting (Barbados) Inc. (“KSC”), a consulting company affiliated with Cohl, entered into a Services Agreement (the “Services Agreement”) with the CPI Entities. Pursuant to the Services Agreement, KSC agreed to provide the services of Cohl to serve as Chief Executive Officer of each of the CPI Entities for a term of five years (the “Term”). In exchange for Cohl’s services, the CPI Entities will pay KSC an annual aggregate fee of $1,036,000 (the “Service Fee”) and reimburse KSC for its actual costs in providing Cohl an employee benefit package; provided, however, the CPI Entities are not required to reimburse KSC more than Live Nation’s actual costs of providing such benefit package to its senior executives who reside in the United States (the “Benefit Reimbursement Amount”). KSC is also entitled to be reimbursed for all normal and reasonable travel and entertainment expenses (collectively, the “Out-of-Pocket Expenses”) it or Cohl incurs in rendering the employment services. Under the Services Agreement, Cohl is not required to devote his full working time and efforts to the business and affairs of the CPI Entities, but is required to provide such time and attention as required to direct and manage the day-to-day operations of each of the CPI Entities. For example, Cohl has the right, subject to certain conditions, to render services to the Rolling Stones for his own account and to pursue certain business opportunities that were initially offered to, but declined by, the CPI Entities.
     If the CPI Entities terminate the Services Agreement without Cause (as defined in the Services Agreement), or if KSC terminates the Services Agreement for Good Reason (as defined in the Services Agreement), then the CPI Entities will pay to KSC (i) any accrued and unpaid Service Fee and the Benefit Reimbursement Amount incurred through the date of such termination, and (ii) an amount equal to the discounted present value of the remaining unpaid installments of the Service Fee and the Benefit Reimbursement Amount from the date of such termination through the remainder of the Term. KSC is also entitled to any unpaid Out-of-Pocket Expenses as of the date of termination. The Services Agreement also imposes upon KSC and Cohl certain confidentiality, non-solicitation and non-competition obligations.
     Credit Agreement
     In connection with the Transaction, SFX, as the lender, and Live Nation, as the guarantor, entered into a Credit Agreement (the “Credit Agreement”) on May 26, 2006 with the CPI Entities agreeing to extend loans to each of them for all their working capital and project funding requirements. Under the terms of the Credit Agreement, the CPI Entities may borrow funds to purchase assets and/or entities or reimburse funds advanced from Concert Productions and CPI Entertainment, as well as for payments of permitted dividends to their securityholders. At the beginning of each calendar quarter, commencing with the quarterly period beginning July 1, 2006, SFX and the CPI Entities will meet to determine the anticipated cash needs of each CPI Entity, and the amount of payments each CPI Entity is expected to make under the Credit Agreement, during such quarter. Additional advances may be made during a calendar quarter pursuant to certain procedures set forth in the Credit Agreement.
     On May 26, 2006, SFX made an initial $16,915,313 advancement under the Credit Agreement for the purpose of funding the CPI Entities’ reimbursement to the Sellers and certain parties related to the Sellers of (i) working capital expenses incurred by the CPI Entities since July 1, 2005, (ii) investments previously made in certain projects already in development by the CPI Entities, and (iii) certain costs incurred in connection with the corporate reorganization of the CPI Entities immediately prior to the closing of the Transaction. Additionally, under the terms of the Purchase Agreement, one or more of the Sellers and/or Cohl will transfer certain other entertainment projects to the CPI Entities, whereupon, the CPI Entities will reimburse such Sellers and/or Cohl for their previous investments in such projects. The CPI Entities may fund these reimbursements to such Sellers and/or Cohl through loans made under the Credit Agreement.
     All loans made under the Credit Agreement bear interest at a specified rate, based on the type of project that is being financed and SFX’s average cost of borrowed funds, and are secured by substantially all of the material assets of the CPI Entities. The Credit Agreement terminates on May 26, 2011, at which time SFX is only required to make further loans under the Credit Agreement that relate to certain projects that were approved prior to such date. All outstanding loans, together with any accrued and unpaid interest, are due on the Credit Agreement’s termination date and generally must be repaid with CPI Entities’ existing cash and future revenues.

     Under the terms of the Credit Agreement, SFX has agreed to apply for certain letters of credit, and to cause financial institutions with whom it has a relationship to issue letters of credit, for the benefit of the CPI Entities. Amounts advanced under any such letters of credit will be treated as an advance to the CPI Entities under the Credit Agreement, and must be repaid in the manner provided for all other advances made under the Credit Agreement.
     The above descriptions of the Purchase Agreement, Securityholders Agreement, Services Agreement and Credit Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached to this report as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Title
4.1
Lockup and Registration Rights Agreement, dated May 26, 2006, by and among Live Nation, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., and the other parties set forth therein

10.1
Stock Purchase Agreement, dated May 26, 2006, by and among Live Nation, Inc., SFX Entertainment, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., Michael Cohl and the other parties set forth therein

10.2
Securityholders Agreement, dated May 26, 2006, by and among Live Nation, Inc., SFX Entertainment, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., Michael Cohl and the other parties set forth therein

10.3
Services Agreement, dated May 26, 2006, by and among CPI International Touring Inc., CPI Touring (USA), Inc., Grand Entertainment (Row), LLC, CPI Entertainment Content (2005), Inc., CPI Entertainment Content (2006), Inc., KSC Consulting (Barbados) Inc. and Michael Cohl

10.4
Credit Agreement, dated May 26, 2006, by and among Live Nation, Inc., SFX Entertainment, Inc., CPI International Touring Inc., CPI Touring (USA), Inc., Grand Entertainment (Row), LLC, CPI Entertainment Content (2005), Inc., and CPI Entertainment Content (2006), Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE NATION, INC.
Date: June 2, 2006	By:	/s/ Kathy Willard
Kathy Willard
Executive Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
4.1
Lockup and Registration Rights Agreement, dated May 26, 2006, by and among Live Nation, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., and the other parties set forth therein

10.1
Stock Purchase Agreement, dated May 26, 2006, by and among Live Nation, Inc., SFX Entertainment, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., Michael Cohl and the other parties set forth therein

10.2
Securityholders Agreement, dated May 26, 2006, by and among Live Nation, Inc., SFX Entertainment, Inc., SAMCO Investments Ltd., Concert Productions International Inc., CPI Entertainment Rights, Inc., Michael Cohl and the other parties set forth therein

10.3
Services Agreement, dated May 26, 2006, by and among CPI International Touring Inc., CPI Touring (USA), Inc., Grand Entertainment (Row), LLC, CPI Entertainment Content (2005), Inc., CPI Entertainment Content (2006), Inc., KSC Consulting (Barbados) Inc. and Michael Cohl

10.4
Credit Agreement, dated May 26, 2006, by and among Live Nation, Inc., SFX Entertainment, Inc., CPI International Touring Inc., CPI Touring (USA), Inc., Grand Entertainment (Row), LLC, CPI Entertainment Content (2005), Inc., and CPI Entertainment Content (2006), Inc.